UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2019

ADESTO TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37582	16-1755067
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3600 Peterson Way
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 400-0578

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per shares	IOTS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2019, the Board of Directors (the “Board”) of Adesto Technologies Corporation (the “Company”) elected Susan Uthayakumar and Hervés Fages as members of the Board, to serve as Class I directors whose terms will expire at the Company’s 2022 Annual Meeting of Stockholders or such director’s earlier resignation or removal.

There is no arrangement or understanding between Ms. Uthayakumar or Mr. Fages and any other person pursuant to which each was elected as a director of the Company. There is no transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which either Ms. Uthayakumar or Mr. Fages had or will have a direct or indirect material interest.  Ms. Uthayakumar and Mr. Fages will receive compensation pursuant to the Company’s standard arrangements for directors as described in its Proxy Statement for the 2019 Annual Meeting of Stockholders.

On July 30, 2019, the Company issued a press release announcing the changes to the composition of its Board of Directors. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Description

99.1	Press release issued by Adesto Technologies Corporation on July 30, 2019 furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADESTO TECHNOLOGIES CORPORATION

Date: July 31, 2019	By:	/s/ Ron Shelton
Name: Ron Shelton
Title: Principal Accounting and Financial Officer